Filed Pursuant to Rule 424(b)(3)
Registration No. 333-299549

PROSPECTUS

Verizon Communications Inc.

Offers to Exchange the Notes Set Forth Below that have been registered under the

Securities Act of 1933, as amended (the “Securities Act”)

For Any and All Outstanding Original Notes Set Forth Opposite the Corresponding Exchange Notes

Exchange Notes	Original Notes
$2,903,000 6.860% Notes due 2028 (CUSIP No. 92343VJB1)	$2,903,000 6.860% Notes due 2028 (CUSIP Nos. 92343VHQ0 and U9221ACS5)
$8,403,000 6.730% Notes due 2028 (CUSIP No. 92343VJC9)	$8,403,000 6.730% Notes due 2028 (CUSIP Nos. 92343VHR8 and U9221ACT3)
$600,000 6.800% Notes due 2029 (CUSIP No. 92343VEK6)	$600,000 6.800% Notes due 2029 (CUSIP Nos. 92343VHS6 and U9221ACU0)
$3,595,000 8.375% Notes due 2029 (CUSIP No. 92343VJD7)	$3,595,000 8.375% Notes due 2029 (CUSIP Nos. 92343VHT4 and U9221ACV8)
$4,875,000 8.000% Notes due 2029 (CUSIP No. 92343VJE5)	$4,875,000 8.000% Notes due 2029 (CUSIP Nos. 92343VHU1 and U9221ACW6)
$11,770,000 7.850% Notes due 2029 (CUSIP No. 92343VJF2)	$11,770,000 7.850% Notes due 2029 (CUSIP Nos. 92343VHV9 and U9221ACX4)
$69,235,000 7.875% Notes due 2029 (CUSIP No. 92343VJG0)	$69,235,000 7.875% Notes due 2029 (CUSIP Nos. 92343VHW7 and U9221ACY2)
$6,346,000 8.300% Notes due 2031 (CUSIP No. 92343VJH8)	$6,346,000 8.300% Notes due 2031 (CUSIP Nos. 92343VHX5 and U9221ACZ9)
$2,045,000 8.625% Notes due 2031 (CUSIP No. 92343VJJ4)	$2,045,000 8.625% Notes due 2031 (CUSIP Nos. 92343VHY3 and U9221ADA3)
$32,064,000 7.875% Notes due 2032 (CUSIP No. 92343VEM2)	$32,064,000 7.875% Notes due 2032 (CUSIP Nos. 92343VHZ0 and U9221ADB1)
$19,555,000 5.125% Notes due 2033 (CUSIP No. 92343VJK1)	$19,555,000 5.125% Notes due 2033 (CUSIP Nos. 92343VJA3 and U9221ADC9)

The Exchange Offers will expire at 5:00 p.m.,

New York City time, on December 10, 2026, unless extended.

We hereby offer, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange (i) up to $2,903,000 aggregate principal amount of our outstanding 6.860% Notes due 2028 (CUSIP Nos. 92343VHQ0 and U9221ACS5) (the “Original 6.860% Notes due 2028”) for a like principal amount of our 6.860% Notes due 2028 that have been registered under the Securities Act (CUSIP No. 92343VJB1) (the “Exchange 6.860% Notes due 2028”), (ii) up to $8,403,000 aggregate principal amount of our outstanding 6.730% Notes due 2028 (CUSIP Nos. 92343VHR8 and U9221ACT3) (the “Original 6.730% Notes due 2028”) for a like principal amount of our 6.730% Notes due 2028 that have been registered under the Securities Act (CUSIP No. 92343VJC9) (the “Exchange 6.730% Notes due 2028”), (iii) up to $600,000 aggregate principal amount of our outstanding 6.800% Notes due 2029 (CUSIP Nos. 92343VHS6 and U9221ACU0) (the “Original 6.800% Notes due 2029”) for a like principal amount of our 6.800% Notes due 2029 that have been registered under the Securities Act (CUSIP No. 92343VEK6) (the “Exchange 6.800% Notes due 2029”), (iv) up to $3,595,000 aggregate principal amount of our outstanding 8.375% Notes due 2029 (CUSIP Nos. 92343VHT4 and U9221ACV8) (the “Original 8.375% Notes due 2029”) for a like principal amount of our 8.375% Notes due 2029 that have been registered under the Securities Act (CUSIP No. 92343VJD7) (the “Exchange 8.375% Notes due 2029”), (v) up to $4,875,000 aggregate principal amount of our outstanding 8.000% Notes due 2029 (CUSIP Nos. 92343VHU1 and U9221ACW6) (the “Original 8.000% Notes due 2029”) for a like principal amount of our 8.000% Notes due 2029 that have been registered under the Securities Act (CUSIP No. 92343VJE5) (the “Exchange 8.000% Notes due 2029”), (vi) up to $11,770,000 aggregate principal amount of our outstanding 7.850% Notes due 2029 (CUSIP Nos. 92343VHV9 and U9221ACX4) (the “Original 7.850% Notes due 2029”) for a like principal amount of our 7.850% Notes due 2029 that have been registered under the Securities Act (CUSIP No. 92343VJF2) (the “Exchange 7.850% Notes

due 2029”), (vii) up to $69,235,000 aggregate principal amount of our outstanding 7.875% Notes due 2029 (CUSIP Nos. 92343VHW7 and U9221ACY2) (the “Original 7.875% Notes due 2029”) for a like principal amount of our 7.875% Notes due 2029 that have been registered under the Securities Act (CUSIP No. 92343VJG0) (the “Exchange 7.875% Notes due 2029”), (viii) up to $6,346,000 aggregate principal amount of our outstanding 8.300% Notes due 2031 (CUSIP Nos. 92343VHX5 and U9221ACZ9) (the “Original 8.300% Notes due 2031”) for a like principal amount of our 8.300% Notes due 2031 that have been registered under the Securities Act (CUSIP No. 92343VJH8) (the “Exchange 8.300% Notes due 2031”), (ix) up to $2,045,000 aggregate principal amount of our outstanding 8.625% Notes due 2031 (CUSIP Nos. 92343VHY3 and U9221ADA3) (the “Original 8.625% Notes due 2031”) for a like principal amount of our 8.625% Notes due 2031 that have been registered under the Securities Act (CUSIP No. 92343VJJ4) (the “Exchange 8.625% Notes due 2031”), (x) up to $32,064,000 aggregate principal amount of our outstanding 7.875% Notes due 2032 (CUSIP Nos. 92343VHZ0 and U9221ADB1) (the “Original 7.875% Notes due 2032”) for a like principal amount of our 7.875% Notes due 2032 that have been registered under the Securities Act (CUSIP No. 92343VEM2) (the “Exchange 7.875% Notes due 2032”), and (xi) up to $19,555,000 aggregate principal amount of our outstanding 5.125% Notes due 2033 (CUSIP Nos. 92343VJA3 and U9221ADC9) (the “Original 5.125% Notes due 2033”) for a like principal amount of our 5.125% Notes due 2033 that have been registered under the Securities Act (CUSIP No. 92343VJK1) (the “Exchange 5.125% Notes due 2033”). We refer to these offers collectively as the “Exchange Offers”, or each, an “Exchange Offer.” When we use the term “Notes” in this prospectus, the term includes the Original Notes and the Exchange Notes unless otherwise indicated or the context otherwise requires. The terms of the Exchange Offers are summarized below and are more fully described in this prospectus.

The terms of each series of Exchange Notes are identical to the terms of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

We will accept for exchange any Original Notes of each series validly tendered and not validly withdrawn at any time prior to 5:00 p.m., New York City time, on December 10, 2026, unless extended with respect to a series (the “expiration date”).

You may withdraw tenders of Original Notes of each series at any time before 5:00 p.m., New York City time, on the applicable expiration date.

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, the issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

The exchange of Original Notes of each series for the corresponding series of Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

No public market currently exists for any series of Original Notes. We do not intend to list any series of Exchange Notes on any securities exchange and, therefore, no active public market is anticipated.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any series of Exchange Notes received in exchange for any series of Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the date the registration statement, of which this prospectus forms a part, is declared effective and ending on the close of business 90 days after such date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

See “Risk Factors” beginning on page 10 to read about important factors you should consider before tendering your Original Notes.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 2, 2026

ABOUT THIS PROSPECTUS

You should read this prospectus carefully before you invest. This prospectus contains important information you should consider when making your investment decision and incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to security holders upon written or oral request to Verizon Investor Relations at the address and telephone number set forth below under “Incorporation of Certain Documents by Reference.” To ensure timely delivery, you must make your request to us no later than December 3, 2026, which is five business days prior to the expiration date of the Exchange Offers.

You should rely only on the information provided or incorporated by reference in this prospectus and the documents incorporated by reference herein, which are accurate as of their respective dates. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you.

If any statement in this prospectus conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information on our website is not incorporated by reference into this document.

In this prospectus, “we,” “our,” “us,” “Verizon” and “Verizon Communications” refer to Verizon Communications Inc. and its consolidated subsidiaries.

i

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated, including those discussed under the heading “Risk Factors” contained in this prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Potential investors and other readers are urged to consider these risks and uncertainties carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Filings that we make with the SEC also can be found on our website at http://www.verizon.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not incorporated by reference herein and is not part of this prospectus or the registration statement of which this prospectus is a part.

We have filed with the SEC a registration statement on Form S-4 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC and the future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after (i) the initial filing date of the registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus until the date we consummate the Exchange Offers (in each case excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, June 30, 2026 and September 30, 2026; and

•

our Current Reports on Form 8-K filed on January 12, 2026, January  20, 2026, February  5, 2026, February  9, 2026, February  23, 2026, May  11, 2026, May  14, 2026, May  28, 2026, June  2, 2026, June  17, 2026, July  24, 2026 and September 29, 2026.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above that have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may make your request by contacting us at:

Investor Relations

Verizon Communications Inc.

One Verizon Way

Basking Ridge, New Jersey 07920

Telephone: (212) 395-1525

In order to obtain timely delivery of such materials, you must request information from us no later than five business days prior to the expiration of the relevant Exchange Offer.

iii

SUMMARY

This summary highlights selected information appearing elsewhere, or incorporated by reference, in this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes and the Exchange Offers. You should pay special attention to “Risk Factors” and “Forward-Looking Statements.”

Verizon Communications Inc.

Verizon Communications Inc. is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of communications, technology, information and streaming products and services to consumers, businesses and government entities. With a presence around the world, we offer data, video and voice services and solutions on our networks and platforms that are designed to meet customers’ demand for mobility, reliable network connectivity and security. We have two reportable segments that we operate and manage as strategic business units – Verizon Consumer Group and Verizon Business Group. Our Consumer segment provides consumer-focused wireless and wireline communications services and products. Our wireless services are provided across one of the most extensive wireless networks in the United States under the Verizon family of brands and through wholesale and other arrangements. We also provide fixed wireless access (“FWA”) broadband through our 5G or 4G LTE networks as an alternative to traditional landline internet access. Our wireline services are provided in nine states in the Mid-Atlantic and Northeastern United States, as well as Washington D.C., over our 100% fiber-optic network through our Verizon Fios product portfolio and over a traditional copper-based network to customers who are not served by Fios. Our Business segment provides wireless and wireline communications services and products, including FWA broadband, data, video and advanced communication services, corporate networking solutions, security and managed network services, local and long distance voice services and network access to deliver various Internet of Things services and products. We provide these products and services to businesses, public sector customers and wireless and wireline carriers across the United States and a subset of these products and services to customers around the world. We have approximately 89,900 employees on a full-time equivalent basis as of December 31, 2025, 89% of whom are based in the U.S. We generated consolidated operating revenues of $138.2 billion for the year ended December 31, 2025.

Our principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 395-1000.

The Exchange Offers

On June 22, 2026, in connection with private exchange offers, we issued $161,391,000 aggregate principal amount of Original Notes. As part of those issuances, we entered into a registration rights agreement, dated June 22, 2026 (the “Registration Rights Agreement”), with respect to each series of the Original Notes with the dealer managers for the private exchange offers in which we agreed, among other things, to deliver this prospectus to you and use our commercially reasonable efforts to complete an exchange offer for each series of the Original Notes. Below is a summary of the Exchange Offers.

The Exchange Offers	We are offering to exchange the Original Notes for a like principal amount of the applicable Exchange Notes of the same series, the offer of which has been registered under the Securities Act. The Exchange Notes will be substantially identical in all material respects to the Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes. You may tender Original Notes only in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000. We will issue the Exchange Notes promptly after the expiration of the Exchange Offers. In order to be exchanged, an Original Note must be validly tendered, not validly withdrawn and accepted by us. Subject to the satisfaction or waiver of the conditions of the Exchange Offers, all Original Notes that are validly tendered and not validly withdrawn will be accepted by us and exchanged. As of the date of this prospectus, $161,391,000 aggregate principal amount of Original Notes is outstanding. The Original Notes were issued under our Indenture, dated as of December 1, 2000 (as amended or supplemented, the “Indenture”), between us and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association, as successor to Wachovia Bank, National Association, formerly known as First Union National Bank), as trustee (the “Trustee”). If all outstanding Original Notes are validly tendered for exchange, there will be $161,391,000 aggregate principal amount of Exchange Notes outstanding after the Exchange Offers.

Purpose of the Exchange Offers	The purpose of the Exchange Offers is to satisfy our obligations under the Registration Rights Agreement.

Expiration Date; Tenders	The Exchange Offers will expire at 5:00 p.m., New York City time, on December 10, 2026, unless we extend the period of time during which one or more of the Exchange Offers is open. In the event of any material change to any of the Exchange Offers, we will extend the period of time during which the relevant Exchange Offer(s) is open as necessary. By signing or agreeing to be bound by the accompanying letter of transmittal, you will represent, among other things, that:

•

you are not an affiliate of ours or, if you are our affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	you are not a broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired by you as a result of market-making activities or other trading activities, you will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. For further information regarding resales of the Exchange Notes by broker-dealers, see the discussion under the caption “Plan of Distribution.”

Accrued Interest on the Exchange Notes and Original Notes	Interest on each series of Exchange Notes will accrue from the most recent interest payment date on which interest was paid on the applicable series of Original Notes that, in each case, occurs prior to the date such series of Exchange Notes are issued; provided that, if the date on which a series of Exchange Notes is issued occurs after the regular record date for, and on or prior to, an interest payment date on the applicable series of Original Notes, interest on such series of Exchange Notes will accrue from such interest payment date. See “The Exchange Offers—Interest Payment on the Original 5.125% Notes due 2033.

If your Original Notes are accepted for exchange, you will receive interest on the corresponding Exchange Notes and not on such Original Notes, except as described under “The Exchange Offers—Interest Payment on the Original 5.125% Notes due 2033.” Any Original Notes not tendered will remain outstanding and continue to accrue interest according to their terms.

Conditions to the Exchange Offers	Our obligation to accept the applicable series of Original Notes tendered in each Exchange Offer is subject to the satisfaction of certain customary conditions. See “The Exchange Offers—Conditions to the Exchange Offers.”

Procedures for Tendering Original Notes	A tendering holder must, prior to 5:00 p.m., New York City time, on the applicable expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent (as defined herein) at the address listed in this prospectus; or

•

if Original Notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message (as defined herein) to the Exchange Agent.

See “The Exchange Offers—Procedures for Tendering.”

Special Procedures for Beneficial Holders	If you are a beneficial holder of Original Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the Exchange Offers, you should promptly contact the person in whose name your Original Notes are registered and instruct that nominee to tender on your behalf. See “The Exchange Offers—Procedures for Tendering.”

Withdrawal Rights	Tenders may be withdrawn at any time before 5:00 p.m., New York City time, on the applicable expiration date. See “The Exchange Offers—Withdrawal Rights.”

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the conditions stated in the section entitled “The Exchange Offers—Conditions to the Exchange Offers” of this prospectus, we will accept for exchange any Original Notes that are validly tendered in the Exchange Offers and not validly withdrawn before 5:00 p.m., New York City time, on the applicable expiration date. The corresponding Exchange Notes will be delivered promptly after the applicable expiration date. See “The Exchange Offers—Terms of the Exchange Offers.”

Absence of Dissenters’ Rights of Appraisal	You do not have dissenters’ rights of appraisal with respect to the Exchange Offers. See “The Exchange Offers—Absence of Dissenters’ Rights of Appraisal.”

Material U.S. Federal Income Tax Considerations	Your exchange of Original Notes for Exchange Notes pursuant to any of the Exchange Offers will not be a taxable event for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank Trust Company, National Association is serving as the exchange agent (the “Exchange Agent”) in connection with the Exchange Offers. The address and telephone number of the Exchange Agent are listed under the heading “The Exchange Offers—Exchange Agent.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.

Resale of the Exchange Notes	Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties and subject to the immediately following sentence, we believe Exchange Notes issued under the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes, that will not acquire the Exchange Notes in the ordinary course of its business, or that intends to participate in the Exchange Offers for the purpose of distributing any of the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Any broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, must deliver a prospectus (or to the extent permitted by law, make a prospectus available to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Consequences of Not Exchanging Original Notes	If you do not exchange your Original Notes in the applicable Exchange Offer, you will continue to be subject to the restrictions on transfer described in the legend on your Original Notes. In general, you may offer or sell your Original Notes only:

•	if they are registered under the Securities Act and applicable state securities laws;

•	if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

•	if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

Although your Original Notes will continue to accrue interest, they will generally retain no rights under the Registration Rights Agreement. We currently do not intend to register any series of the Original Notes under the Securities Act. Under some circumstances, holders of the Original Notes, including holders that are not permitted to participate in the Exchange Offers or that may not freely sell

Exchange Notes received in the applicable Exchange Offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Original Notes by these holders. For more information regarding the consequences of not tendering your Original Notes and our obligations to file a shelf registration statement, see “The Exchange Offers—Consequences of Exchanging or Failing to Exchange the Original Notes” and “The Exchange Offers—Registration Rights.”

Risk Factors	For a discussion of risk factors you should consider carefully before deciding to participate in the Exchange Offers, see “Risk Factors” beginning on page 10 of this prospectus.

The Exchange Notes

The terms of the Exchange Notes are summarized below. This summary is not a complete description of the Exchange Notes. For a more detailed description of the Exchange Notes, see the discussion under the heading “Description of the Exchange Notes.” The terms of each series of Exchange Notes are identical to the terms of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Each series of Original Notes was, and each series of Exchange Notes will be, issued by Verizon Communications Inc. The following table sets forth the title (including interest rate), CUSIP numbers of corresponding series of Original Notes, maturity date, aggregate principal amount and interest payment dates of each series of Exchange Notes offered hereby.

Title (Including Interest Rate)	CUSIP Nos. of Corresponding Series of Original Notes	Maturity Date	Aggregate Principal Amount	Interest Payment Dates
6.860% Notes due 2028	92343VHQ0 and U9221ACS5	February 1, 2028	$2,903,000	February 1 and August 1
6.730% Notes due 2028	92343VHR8 and U9221ACT3	February 15, 2028	$8,403,000	February 15 and August 15
6.800% Notes due 2029	92343VHS6 and U9221ACU0	May 1, 2029	$600,000	May 1 and November 1
8.375% Notes due 2029	92343VHT4 and U9221ACV8	October 1, 2029	$3,595,000	April 1 and October 1
8.000% Notes due 2029	92343VHU1 and U9221ACW6	October 15, 2029	$4,875,000	April 15 and October 15
7.850% Notes due 2029	92343VHV9 and U9221ACX4	November 15, 2029	$11,770,000	May 15 and November 15
7.875% Notes due 2029	92343VHW7 and U9221ACY2	November 15, 2029	$69,235,000	May 15 and November 15
8.300% Notes due 2031	92343VHX5 and U9221ACZ9	August 1, 2031	$6,346,000	February 1 and August 1
8.625% Notes due 2031	92343VHY3 and U9221ADA3	October 15, 2031	$2,045,000	April 15 and October 15
7.875% Notes due 2032	92343VHZ0 and U9221ADB1	July 1, 2032	$32,064,000	January 1 and July 1
5.125% Notes due 2033	92343VJA3 and U9221ADC9	June 15, 2033	$19,555,000	June 15 and December 15

Issuer	Verizon Communications Inc.

Securities Offered

Up to $161,391,000 aggregate principal amount of Exchange Notes, consisting of up to $2,903,000 aggregate principal amount of Exchange 6.860% Notes due 2028, up to $8,403,000 aggregate principal amount of Exchange 6.730% Notes due 2028, up to $600,000 aggregate principal amount of Exchange 6.800% Notes due 2029, up to $3,595,000 aggregate principal amount of Exchange 8.375% Notes due 2029, up to $4,875,000 aggregate principal amount of Exchange 8.000% Notes due 2029, up to $11,770,000 aggregate principal amount of Exchange 7.850% Notes due 2029, up to $69,235,000 aggregate principal amount of Exchange 7.875% Notes due 2029, up to $6,346,000 aggregate principal amount of Exchange 8.300% Notes due

2031, up to $2,045,000 aggregate principal amount of Exchange 8.625% Notes due 2031, up to $32,064,000 aggregate principal amount of Exchange 7.875% Notes due 2032 and up to $19,555,000 aggregate principal amount of Exchange 5.125% Notes due 2033.

The terms of each series of Exchange Notes are identical to the terms of the corresponding series of Original Notes, except that the transfer restrictions, registration rights and additional interest provisions applicable to the Original Notes do not apply to the Exchange Notes.

Maturity Dates	Exchange 6.860% Notes due 2028: February 1, 2028

Exchange 6.730% Notes due 2028: February 15, 2028

Exchange 6.800% Notes due 2029: May 1, 2029

Exchange 8.375% Notes due 2029: October 1, 2029

Exchange 8.000% Notes due 2029: October 15, 2029

Exchange 7.850% Notes due 2029: November 15, 2029

Exchange 7.875% Notes due 2029: November 15, 2029

Exchange 8.300% Notes due 2031: August 1, 2031

Exchange 8.625% Notes due 2031: October 15, 2031

Exchange 7.875% Notes due 2032: July 1, 2032

Exchange 5.125% Notes due 2033: June 15, 2033

Interest Rates	Exchange 6.860% Notes due 2028: 6.860% per annum

Exchange 6.730% Notes due 2028: 6.730% per annum

Exchange 6.800% Notes due 2029: 6.800% per annum

Exchange 8.375% Notes due 2029: 8.375% per annum

Exchange 8.000% Notes due 2029: 8.000% per annum

Exchange 7.850% Notes due 2029: 7.850% per annum

Exchange 7.875% Notes due 2029: 7.875% per annum

Exchange 8.300% Notes due 2031: 8.300% per annum

Exchange 8.625% Notes due 2031: 8.625% per annum

Exchange 7.875% Notes due 2032: 7.875% per annum

Exchange 5.125% Notes due 2033: 5.125% per annum

Interest on each series of Exchange Notes will accrue from the most recent interest payment date on which interest was paid on the applicable series of Original Notes that, in each case, occurs prior to the date such series of Exchange Notes are issued, except as described under “The Exchange Offers—Interest Payment on the Original 5.125% Notes due 2033.”

Interest Payment Dates	Exchange 6.860% Notes due 2028: February 1 and August 1 of each year, commencing on February 1, 2027

Exchange 6.730% Notes due 2028: February 15 and August 15 of each year, commencing on February 15, 2027

Exchange 6.800% Notes due 2029: May 1 and November 1 of each year, commencing on May 1, 2027

Exchange 8.375% Notes due 2029: April 1 and October 1 of each year, commencing on April 1, 2027

Exchange 8.000% Notes due 2029: April 15 and October 15 of each year, commencing on April 15, 2027

Exchange 7.850% Notes due 2029: May 15 and November 15 of each year, commencing on May 15, 2027

Exchange 7.875% Notes due 2029: May 15 and November 15 of each year, commencing on May 15, 2027

Exchange 8.300% Notes due 2031: February 1 and August 1 of each year, commencing on February 1, 2027

Exchange 8.625% Notes due 2031: April 15 and October 15 of each year, commencing on April 15, 2027

Exchange 7.875% Notes due 2032: January 1 and July 1 of each year, commencing on January 1, 2027

Exchange 5.125% Notes due 2033: June 15 and December 15 of each year, commencing on June 15, 2027

Optional Redemption	Each series of Exchange Notes will have the same redemption provisions as the corresponding series of Original Notes for which they are being offered in exchange. For more information on the redemption provisions of the Exchange Notes of each series, see “Description of the Exchange Notes—Redemption.”

Ranking	Each series of Exchange Notes will be unsecured and will rank equally with all of our senior unsecured and unsubordinated debt.

Book Entry; Form and Denominations	The Exchange Notes of each series will be represented by one or more fully registered global notes, which we refer to collectively as the “Global Notes.” The Global Notes will be registered in the name of Cede & Co. as nominee for The Depository Trust Company (“DTC”). Beneficial interests in the Exchange Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme, and Euroclear Bank, SA/NV, as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in limited circumstances described in this prospectus, owners of beneficial interests in the Exchange Notes will not be entitled to have Exchange Notes registered in their names, will not receive or be entitled to receive Exchange Notes in definitive form and will not be considered holders of Exchange Notes under the Indenture. The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

No Public Market	The Exchange Notes will be new securities for which there is currently no market. A market for any series of the Exchange Notes may not develop, or if a market does develop, it may not provide adequate liquidity.

Governing Law	The Indenture is, and the Exchange Notes will be, governed by the laws of the State of New York.

RISK FACTORS

An investment in the Exchange Notes involves risks. Before making a decision whether to participate in the Exchange Offers, you should carefully consider the risks and uncertainties described in this prospectus, including the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference herein. Our business, financial condition, operating results and cash flows can be impacted by these factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results.

Uncertainty as to the trading markets for Original Notes not exchanged

To the extent tenders of Original Notes in the Exchange Offers are accepted by us and the Exchange Offers are completed, the trading market for the Original Notes that remain outstanding following such completion may be significantly more limited. The remaining Original Notes may command lower prices than comparable issues of securities with greater market liquidity. Reduced market values and reduced liquidity may also make the trading prices of the remaining Original Notes more volatile. As a result, the market prices for the Original Notes that remain outstanding after the completion of the Exchange Offers may be adversely affected. Neither we, the Exchange Agent nor the Trustee has any duty to make a market in the remaining Original Notes.

Uncertainty as to the trading market for the Exchange Notes

We cannot make any assurance as to:

•	the development of an active trading market for the Exchange Notes;

•	the liquidity of any trading market that may develop for the Exchange Notes;

•	the ability of holders to sell their Exchange Notes; or

•	the price at which the holders would be able to sell their Exchange Notes.

We do not intend to apply for listing of any series of Exchange Notes on any securities exchange or for quotation through any dealer quotation system. Any trading market that may develop for the Exchange Notes may be adversely affected by changes in the overall market for investment-grade securities, changes in our financial performance or prospects, a change in our credit rating, the prospects for companies in our industry generally, any acquisitions or business combinations proposed or consummated by us, the interest of securities dealers in making a market for the Exchange Notes and prevailing interest rates, financial markets and general economic conditions. A market for the Exchange Notes may be subject to volatility.

Resale of the Original Notes is restricted

Each series of Exchange Notes will be issued pursuant to a registration statement filed with the SEC of which this prospectus forms a part. We have not registered the Original Notes under the Securities Act or for public offerings outside the United States. Consequently, the Original Notes may not be offered or sold in the United States, unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. As a result, holders of Original Notes who do not participate in the Exchange Offers will face restrictions on the resale of their Original Notes, and such holders may not be able to sell their Original Notes at the time they wish or at prices acceptable to them. In addition, we do not anticipate that we will register the Original Notes under the Securities Act and, if you are eligible to exchange your Original Notes in the Exchange Offers and do not exchange your Original Notes in the Exchange Offers, you will no longer be entitled to have those Original Notes registered under the Securities Act.

Treatment of the Original Notes not exchanged

Original Notes not exchanged in the Exchange Offers will remain outstanding and will mature on their maturity date. The terms and conditions governing each series of Original Notes will remain unchanged. No amendments to these terms and conditions are being sought.

From time to time after the expiration date, we or our affiliates may acquire Original Notes that are not exchanged in the Exchange Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as we or our affiliates may determine or as may be provided for in the Indenture or other documents governing the Original Notes (which may be on terms more or less favorable than those contemplated in the Exchange Offers and, in either case, could be for cash or other consideration).

Responsibility for complying with the procedures of the Exchange Offers

Holders of Original Notes are responsible for complying with all of the procedures for tendering Original Notes for exchange in a timely manner. Therefore, holders of Original Notes that wish to exchange them for Exchange Notes should allow sufficient time for timely completion of the exchange procedures. If the exchange procedures are not strictly complied with, the letter of transmittal or the agent’s message, as the case may be, may be rejected. Neither we, the Exchange Agent nor the Trustee assumes any responsibility for informing any holder of Original Notes of irregularities with respect to such holder’s participation in the Exchange Offers.

Consummation of the Exchange Offers may not occur

Each Exchange Offer is subject to the satisfaction of certain conditions. See “The Exchange Offers—Conditions to the Exchange Offers.” Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the applicable Exchange Offer.

Completion, termination, waiver and amendment

Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to each Exchange Offer, no assurance can be given that such Exchange Offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the Exchange Offers at any time before our announcement of whether we will accept valid tenders of Original Notes for exchange pursuant to such Exchange Offer, which we expect to make as soon as reasonably practicable after the applicable expiration date.

Responsibility to consult advisers

Holders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the Exchange Offers and an investment in the Exchange Notes.

Neither we, the Exchange Agent nor the Trustee, nor any of our or their directors, employees and affiliates, is acting for any holder of Original Notes or will be responsible to any holder of Original Notes for providing advice in relation to the Exchange Offers, and accordingly neither we, the Exchange Agent nor the Trustee, nor any of our or their directors, employees and affiliates, makes any recommendation whatsoever regarding the Exchange Offers or any recommendation as to whether you should tender your Original Notes for exchange pursuant to the Exchange Offers.

Registration and prospectus delivery requirements of the Securities Act

If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased Original Notes for its own account as part of market-making activities or trading activities must deliver a prospectus when it sells the Exchange Notes it receives in exchange for Original Notes in the Exchange Offers. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes in the Exchange Offers. The Original Notes surrendered and exchanged for the Exchange Notes will be retired and canceled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

When we completed the issuance of the Original Notes in connection with private exchange offers on June 22, 2026, we entered into the Registration Rights Agreement with the dealer managers of the private exchange offers. Under the Registration Rights Agreement, we agreed to file a registration statement with the SEC relating to the Exchange Offers within 120 days of the settlement date of each series of Original Notes. We also agreed to use our commercially reasonable efforts to (i) cause the registration statement to become effective with the SEC within 210 days of the settlement date of each series of Original Notes and (ii) complete the Exchange Offers within 250 days of the settlement date of each series of Original Notes. The Registration Rights Agreement provides that we will be required to pay additional interest to the holders of the applicable series of the Original Notes if we fail to comply with such filing, effectiveness and exchange offer consummation requirements.

The Exchange Offers are not being made to holders of Original Notes in any jurisdiction where the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and it is available from us upon request. See “Where You Can Find More Information.”

Each broker-dealer that receives Exchange Notes for its own account in exchange for the applicable series of Original Notes, where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Terms of the Exchange Offers

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, we will accept for exchange Original Notes of each series that are validly tendered before 5:00 p.m., New York City time, on the applicable expiration date and not validly withdrawn as permitted below. We will issue a like principal amount of Exchange Notes of each series in exchange for the principal amount of the corresponding series of Original Notes tendered under the applicable Exchange Offer. As used in this prospectus, the term “expiration date” means December 10, 2026. However, if we have extended the period of time for which the Exchange Offers are open with respect to any series of Notes, the term “expiration date” means the latest date to which we extend the applicable Exchange Offer.

As of the date of this prospectus, $2,903,000 aggregate principal amount of Original 6.860% Notes due 2028 is outstanding, $8,403,000 aggregate principal amount of Original 6.730% Notes due 2028 is outstanding, $600,000 aggregate principal amount of Original 6.800% Notes due 2029 is outstanding, $3,595,000 aggregate principal amount of Original 8.375% Notes due 2029 is outstanding, $4,875,000 aggregate principal amount of Original 8.000% Notes due 2029 is outstanding, $11,770,000 aggregate principal amount of Original 7.850% Notes due 2029 is outstanding, $69,235,000 aggregate principal amount of Original 7.875% Notes due 2029 is outstanding, $6,346,000 aggregate principal amount of Original 8.300% Notes due 2031 is outstanding, $2,045,000 aggregate principal amount of Original 8.625% Notes due 2031 is outstanding, $32,064,000 aggregate principal amount of Original 7.875% Notes due 2032 is outstanding and $19,555,000 aggregate principal amount of Original 5.125% Notes due 2033 is outstanding. The Original Notes of each series were issued under the Indenture. Our obligation to accept Original Notes of each series for exchange in the Exchange Offers is subject to the conditions described below under “—Conditions to the Exchange Offers.” We reserve the right to extend the period of time during which any Exchange Offer is open. We may, subject to applicable law, elect to extend any Exchange Offer period if less than 100% of the Original Notes of the applicable series are tendered or if any condition to consummation of such Exchange Offer has not been satisfied as of the applicable expiration date and it is likely that such condition will be satisfied after such date. In addition, in the event of any material change to an Exchange Offer, we will extend the period of time during which such Exchange Offer is open as necessary. In the event of such extension, and only in such event, we may delay acceptance for exchange of any Original Notes of the applicable series by giving written notice of the extension to the holders of Original Notes of such series as described below. During any extension period, all Original Notes of such series previously tendered will remain subject to such Exchange Offer and may be accepted for exchange by us. Any Original Notes not accepted for exchange will be returned to the tendering holder promptly after the expiration or termination of such Exchange Offer.

Original Notes tendered in the Exchange Offers must be in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

Subject to applicable law, we reserve the right to amend or terminate any Exchange Offer, and not to accept for exchange any Original Notes of the applicable series not previously accepted for exchange, upon the occurrence of any of the conditions of the applicable Exchange Offer specified below under “—Conditions to the Exchange Offers.” We will give written notice of any extension, amendment, non-acceptance or termination to the holders of the Original Notes of the applicable series as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled applicable expiration date.

Our acceptance of the tender of Original Notes by a tendering holder will form a binding agreement upon the terms and subject to the conditions of the applicable Exchange Offer provided in this prospectus and the accompanying letter of transmittal.

Absence of Dissenters’ Rights of Appraisal

Holders of the Original Notes do not have any dissenters’ rights of appraisal in connection with the Exchange Offers.

Procedures for Tendering

Except as described below, a holder tendering Original Notes must, prior to 5:00 p.m., New York City time, on the applicable expiration date:

•

transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to the Exchange Agent, at the address listed below under the heading “—Exchange Agent;” or

•	if Original Notes are tendered in accordance with the book-entry procedures described below, the tendering holder must transmit an agent’s message (described below) to the Exchange Agent.

Transmittal will be deemed made only when actually received or confirmed by the Exchange Agent.

In addition, the Exchange Agent must receive, before 5:00 p.m., New York City time, on the applicable expiration date:

•	certificates for the Original Notes; or

•	confirmation of book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC, the book-entry transfer facility.

The term “agent’s message” means a computer-generated message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce the letter of transmittal against such participant.

The method of delivery of Original Notes, letters of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or Original Notes to anyone other than the Exchange Agent.

If you are a beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC’s book-entry transfer facility system may make book-entry delivery of the Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the Original Notes surrendered for exchange are tendered:

•	by a registered holder of the Original Notes that has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is a financial institution, including most banks, savings and loan associations and brokerage houses, that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

We will reasonably determine all questions as to the validity, form and eligibility of the applicable series of Original Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

We reserve the right to reject any particular Original Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. We also reserve the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Original Note before the applicable expiration date. Unless waived, any defects or irregularities in connection with tenders of Original Notes of the applicable series must be cured before the expiration date of the applicable Exchange Offer. Neither we, the Exchange Agent nor the Trustee, nor any other person, will be under any duty to give notification of any defect or irregularity in any tender of Original Notes of the applicable series. Neither we, the Exchange Agent nor the Trustee, nor any other person, will incur any liability for failing to give notification of any defect or irregularity.

If the letter of transmittal is signed by a person other than the registered holder of Original Notes of the applicable series, the letter of transmittal must be accompanied by a physical certificate representing the Original Notes of the applicable series endorsed by the registered holder or written instrument of transfer or exchange in satisfactory form, duly executed by the registered holder, in either case with the signature guaranteed by an eligible institution. In addition, in either case, the original endorsement or the instrument of transfer must be signed exactly as the name of any registered holder appears on the Original Notes of the applicable series.

If the letter of transmittal or any Original Notes of the applicable series or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By signing or agreeing to be bound by the letter of transmittal, each tendering holder of Original Notes of the applicable series will represent, among other things, that:

•

it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes of the applicable series;

•	the Exchange Notes of the applicable series to be received by it will be acquired in the ordinary course of its business;

•

it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes of the applicable series;

•

it is not a broker-dealer that purchased any of the Original Notes of the applicable series from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•

if such holder is a broker-dealer that will receive Exchange Notes of the applicable series for its own account in exchange for Original Notes of such series that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon satisfaction of all of the conditions to an Exchange Offer, we will accept, promptly after the applicable expiration date, all Original Notes of the applicable series validly tendered. We will issue the applicable Exchange Notes promptly after the expiration of the applicable Exchange Offer and acceptance of the corresponding Original Notes. See “—Conditions to the Exchange Offers” below. For purposes of each Exchange Offer, we will be deemed to have accepted validly tendered Original Notes for exchange when, as and if we have given written notice of such acceptance to the Exchange Agent.

For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note of the corresponding series having a principal amount equal to that of the surrendered Original Note. Each series of Exchange Notes will bear interest from the most recent interest payment date on which interest was paid on the applicable series of Original Notes prior to the date such series of Exchange Notes are issued; provided that, if the date on which a series of Exchange Notes is issued occurs after the regular record date for, and on or prior to, an interest payment date on the applicable series of Original Notes, such series of Exchange Notes will bear interest from such interest payment date. Original Notes accepted for exchange will cease to accrue interest from and after the date of completion of the applicable Exchange Offer, except as described under “—Interest Payment on the Original 5.125% Notes due 2033” below. Holders of Original Notes whose Original Notes are accepted for exchange will not receive any payment for accrued interest on the Original Notes otherwise payable on any interest payment date, the record date for which occurs on or after completion of the applicable Exchange Offer and will be deemed to have waived their rights to receive such accrued interest on the Original Notes.

Interest Payment on the Original 5.125% Notes due 2033.

The regular record date for the interest payment due on December 15, 2026 on the Original 5.125% Notes due 2033 is December 1, 2026, which will occur before the completion of the Exchange Offer for such series. In accordance with the terms of the Original 5.125% Notes due 2033 and the Indenture, the full semi-annual interest payment due on December 15, 2026 on the Original 5.125% Notes due 2033 will be paid on December 15, 2026 to the persons in whose names such Original Notes were registered at the close of business on December 1, 2026, notwithstanding that such Original Notes may have been validly tendered, accepted for exchange and cancelled prior to such interest payment date. Such payment will be made through DTC in accordance with its customary procedures to the DTC participants that held positions in the Original 5.125% Notes due 2033 at the close of business on December 1, 2026. Interest on the Exchange 5.125% Notes due 2033 will accrue from December 15, 2026, and the first interest payment date on the Exchange 5.125% Notes due 2033 will be June 15, 2027. Accordingly, holders whose Original 5.125% Notes due 2033 are accepted for exchange will not receive any additional payment in respect of interest on such Original Notes for any period prior to December 15, 2026, other than the payment described in this paragraph.

In all cases, issuance of Exchange Notes for Original Notes will be made only after timely receipt by the Exchange Agent of:

•	certificates for the Original Notes or a book-entry confirmation of the deposit of the Original Notes into the Exchange Agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal or a transmitted agent’s message; and

•	all other required documents.

Unaccepted or non-exchanged Original Notes will be returned without expense to the tendering holder of the Original Notes promptly after the expiration of the applicable Exchange Offer. In the case of Original Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Original Notes will be returned or recredited promptly after the expiration of the applicable Exchange Offer.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account for each series of Original Notes at DTC for purposes of the Exchange Offers within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s systems and is tendering Original Notes must make book-entry delivery of the Original Notes by causing DTC to transfer those Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer, including its Automated Tender Offer Program, or ATOP, procedures. The participant should transmit its acceptance to DTC prior to 5:00 p.m., New York City time, on the applicable expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Original Notes into the Exchange Agent’s account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer, which confirmation must be received prior to 5:00 p.m., New York City time, on the applicable expiration date. The confirmation of this book-entry transfer will include an agent’s message confirming that DTC has received an express acknowledgment from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant. Delivery of Exchange Notes issued in the Exchange Offers may be effected through book-entry transfer at DTC. However, the letter of transmittal (or an agent’s message in lieu thereof), with any required signature guarantees and any other required documents, must be transmitted to, and received by, the Exchange Agent at the address listed below under “—Exchange Agent” (or its account at DTC with respect to an agent’s message) prior to 5:00 p.m., New York City time, on the applicable expiration date.

Withdrawal Rights

For a withdrawal to be effective, the Exchange Agent must receive a written notice of withdrawal at the address indicated below under “—Exchange Agent” before 5:00 p.m., New York City time, on the applicable expiration date. Any notice of withdrawal must:

•	specify the name of the person, referred to as the depositor, having tendered the Original Notes of the applicable series to be withdrawn;

•	identify the series of Original Notes to be withdrawn, certificate number or numbers, if applicable, and principal amount of the Original Notes of such series;

•

in the case of Original Notes of the applicable series tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the Original Notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn Original Notes of such series and otherwise comply with the procedures of such facility;

•	contain a statement that the holder is withdrawing his election to have the Original Notes of the applicable series exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes of the applicable series were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the Trustee with respect to the Original Notes of such series register the transfer of the Original Notes of such series in the name of the person withdrawing the tender, together with satisfactory evidence of payment of applicable transfer taxes or exemption therefrom; and

•	specify the name in which the Original Notes of the applicable series are registered, if different from that of the depositor.

If certificates for Original Notes of the applicable series have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Validly withdrawn Original Notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time before 5:00 p.m., New York City time, on the applicable expiration date.

Conditions to the Exchange Offers

Notwithstanding any other provision of this prospectus, with respect to each Exchange Offer, we will not be obligated to (i) accept for exchange any validly tendered Original Notes of the applicable series or (ii) issue any Exchange Notes in exchange for validly tendered Original Notes of the applicable series or complete such Exchange Offer, if at or prior to the applicable expiration date:

(1)

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission that might materially impair our ability to proceed with such Exchange Offer; or

(2)	such Exchange Offer or the making of any exchange by a holder of Original Notes of the applicable series would violate applicable law or any applicable interpretation of the SEC staff.

In addition, we will not accept for exchange any Original Notes of the applicable series tendered, and no Exchange Notes of the corresponding series will be issued in exchange for any Original Notes of such series, if any stop order is threatened by the SEC or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. We are required to use our commercially reasonable efforts to obtain the withdrawal of any stop order suspending the effectiveness of a registration statement at the earliest possible time.

The Exchange Offers are not conditioned upon any minimum amount of Original Notes of any series being tendered. None of the Exchange Offers is conditioned on the consummation of any of the other Exchange Offers, and each Exchange Offer may be amended, extended or terminated individually.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as the Exchange Agent for the Exchange Offers. You should direct all executed letters of transmittal to the Exchange Agent at the address indicated below. You should direct questions and requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal to the Exchange Agent addressed as follows:

Deliver To:
By Mail:	By Hand or Overnight Courier:	For Information or Confirmation by Email or Telephone:

U.S. Bank Trust Company, National Association Attn: Specialized Finance 60 Livingston Ave—EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank Trust Company, National Association Attn: Specialized Finance 111 Fillmore Ave E St. Paul, MN 55107-1402	1-800-934-6802 cts.specfinance@usbank.com

All other questions should be addressed to Verizon Communications Inc., One Verizon Way, Basking Ridge, New Jersey 07920, Attention: Fixed Income Investor Relations. If you deliver the letter of transmittal to an address other than any address for the Exchange Agent indicated above, then your delivery or transmission will not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offers. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any broker-dealers and will indemnify the holders of the Original Notes and the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the Exchange Offers, including out-of-pocket expenses for the Exchange Agent, will be paid by us.

Transfer Taxes

We will pay any transfer taxes in connection with the tender of Original Notes in the Exchange Offers unless you instruct us to register Exchange Notes in the name of, or request that Original Notes not tendered or not accepted in the Exchange Offers be returned to, a person other than the tendering registered holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Original Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offers. Payments made to other third parties will be expensed as incurred in accordance with generally accepted accounting principles.

Consequences of Exchanging or Failing to Exchange the Original Notes

Holders of Original Notes that do not exchange their Original Notes for Exchange Notes under the Exchange Offers will remain subject to the restrictions on transfer of such Original Notes as set forth in the legend printed on the global certificates representing the Original Notes as a consequence of the issuance of the Original Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may not offer or sell the Original Notes unless they are registered under the Securities Act, transferred pursuant to an exemption from registration under the

Securities Act and applicable state securities laws or transferred in a transaction not subject to the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, we do not intend to register resales of any series of the Original Notes under the Securities Act.

Under existing interpretations of the Securities Act by the SEC staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we believe the Exchange Notes of each series would generally be freely transferable by holders other than our affiliates after the Exchange Offers without further registration under the Securities Act, subject to certain representations required to be made by each holder of Exchange Notes, as set forth below. However, any holder of Original Notes that is one of our “affiliates” (as defined in Rule 405 under the Securities Act) that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes or that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

•	will not be able to rely on the interpretations of the SEC staff;

•	will not be able to tender its Original Notes of any series in the Exchange Offers; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. See “Plan of Distribution.”

We do not intend to seek our own interpretation from the SEC staff regarding the Exchange Offers, and there can be no assurance that the SEC staff would make a similar determination with respect to any series of the Exchange Notes as it has in other interpretations to other parties, although we have no reason to believe otherwise.

Registration Rights

The following description of the Registration Rights Agreement is a summary only and is qualified in its entirety by reference to all the provisions of the Registration Rights Agreement. A copy of the Registration Rights Agreement is available upon request to us at our address set forth under “Incorporation of Certain Documents by Reference.”

On June 22, 2026, we entered into the Registration Rights Agreement with the dealer managers of the private exchange offers pursuant to which we agreed, for the benefit of the holders of the Original Notes, at our cost, to:

•

file, not later than 120 days after the settlement date for the Original Notes, a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer (the “Registered Exchange Offer”) to exchange each series of Original Notes for a new series of notes (the “Registered Notes”) having terms identical in all material respects to such series of Original Notes, except that the Registered Notes will not contain transfer restrictions or be subject to any increase in annual interest rate;

•	use our commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective within 210 days of the settlement date for the Original Notes; and

•	use our commercially reasonable efforts to complete the Registered Exchange Offer within 250 days of the settlement date for the Original Notes.

This prospectus is a part of a registration statement we have filed with the SEC. Promptly after this registration statement has been declared effective, we will commence the Registered Exchange Offer.

If the Original Notes held by non-affiliates of ours are not freely tradable pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC and:

•	due to a change in law or in applicable interpretations of the staff of the SEC, we determine upon the advice of outside counsel that we are not permitted to effect the Registered Exchange Offer;

•

any holder of Original Notes notifies us in writing not more than 20 days after completion of the Registered Exchange Offer that it is not eligible to participate in the Registered Exchange Offer (other than due to its status as a broker-dealer); or

•	for any other reason, the Registered Exchange Offer is not completed within 250 days after the settlement date for the Original Notes,

then we will, at our cost:

•

as promptly as practicable, but not more than 60 days after we are so required or requested pursuant to the Registration Rights Agreement, file with the SEC a shelf registration statement covering resales of the Original Notes (the “Shelf Registration Statement”);

•	use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act within 150 days after we are so required or requested; and

•

use our reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act until the earlier of the date that is two years after the settlement date for the Original Notes or the time that all Original Notes registered for resale under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or are freely tradable by non-affiliates of ours pursuant to Rule 144 of the Securities Act and the applicable interpretations of the SEC.

For each relevant holder of Original Notes covered by the Shelf Registration Statement, we will:

•	provide copies of the prospectus that is part of the Shelf Registration Statement;

•	notify each such holder when the Shelf Registration Statement has been filed and when it has become effective; and

•	take certain other actions as are required to permit unrestricted resales of the Original Notes.

A holder that sells Original Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder, including certain indemnification obligations. In addition, a holder of Original Notes will be required to deliver information to be used in connection with the Shelf Registration Statement in order to have that holder’s Original Notes included in the Shelf Registration Statement and to benefit from the provisions set forth in the following paragraph.

If:

•

the Exchange Offer Registration Statement is not filed with the SEC on or prior to the date specified for such filing in the Registration Rights Agreement and we have not determined upon written advice of outside counsel that due to a change in law or in applicable interpretations of the staff of the SEC that we are not permitted to effect the Registered Exchange Offer as provided in the first bullet point of the third preceding paragraph;

•

the Registered Exchange Offer is not completed within 250 days of the settlement date for the Original Notes and we have not determined upon the written advice of outside counsel that due to a change in law or in applicable interpretations of the staff of the SEC that we are not permitted to effect the Registered Exchange Offer as provided in the first bullet point of the third preceding paragraph;

•	the Shelf Registration Statement, if applicable, is not declared effective by the SEC on or prior to the date specified in the Registration Rights Agreement;

•

the Exchange Offer Registration Statement has been declared effective but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer (unless such ineffectiveness or inability to use the Exchange Offer Registration Statement is cured within the 250-day period after the settlement date for the Original Notes); or

•

the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the Registration Rights Agreement (each such event referred to in this bullet point and any of the previous four bullet points we refer to as a “Registration Default”), then we will pay additional interest as liquidated damages to the holders of the Original Notes affected thereby, and that additional interest will accrue on the principal amount of the Original Notes affected thereby, in addition to the stated interest on the Original Notes, from and including the date on which any Registration Default shall occur to, but not including, the date on which all Registration Defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum while one or more Registration Defaults is continuing and will be payable at the same time, to the same persons and in the same manner as ordinary interest.

Following the cure of all Registration Defaults, the accrual of additional interest on the Original Notes will cease and the interest rate on the applicable series of Original Notes will revert to the original rate on such series of Original Notes. Any additional interest will constitute liquidated damages and will be the exclusive remedy, monetary or otherwise, available to any holder of Original Notes with respect to any Registration Default.

The Registration Rights Agreement provides that a holder of Original Notes is deemed to have agreed to be bound by the provisions of the Registration Rights Agreement whether or not the holder has signed the Registration Rights Agreement.

DESCRIPTION OF THE EXCHANGE NOTES

General

The Exchange Notes will be issued in eleven series of debt securities under the Indenture, and will be issued in book-entry form and shall be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

The Indenture provides for the issuance from time to time of debt securities in an unlimited principal amount and in an unlimited number of series. The Exchange Notes will be unsecured and will rank equally with all of our senior unsecured debt. Each series of Exchange Notes will be a separate series of debt securities under the Indenture.

The following summary sets forth certain terms and provisions of the Exchange Notes and the Indenture, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Exchange Notes and the Indenture, including the definitions therein, copies of which are available as set forth under “Where You Can Find More Information.” Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the Exchange Notes. We urge you to read the Indenture and the Exchange Notes because they, and not this description, define your rights as holders of the Exchange Notes.

Maturity and Interest

The Exchange 6.860% Notes due 2028 initially will be limited to up to $2,903,000 aggregate principal amount and have a maturity date of February 1, 2028. We will pay interest on the Exchange 6.860% Notes due 2028 at the rate of 6.860% per annum on February 1 of each year to holders of record at the close of business on the immediately preceding January 15 and on August 1 of each year to holders of record at the close of business on the immediately preceding July 15. The first interest payment date on the Exchange 6.860% Notes due 2028 is February 1, 2027. Interest on the Exchange 6.860% Notes due 2028 will accrue from August 1, 2026.

The Exchange 6.730% Notes due 2028 initially will be limited to up to $8,403,000 aggregate principal amount and have a maturity date of February 15, 2028. We will pay interest on the Exchange 6.730% Notes due 2028 at the rate of 6.730% per annum on February 15 of each year to holders of record at the close of business on the immediately preceding February 1 and on August 15 of each year to holders of record at the close of business on the immediately preceding August 1. The first interest payment date on the Exchange 6.730% Notes due 2028 is February 15, 2027. Interest on the Exchange 6.730% Notes due 2028 will accrue from August 15, 2026.

The Exchange 6.800% Notes due 2029 initially will be limited to up to $600,000 aggregate principal amount and have a maturity date of May 1, 2029. We will pay interest on the Exchange 6.800% Notes due 2029 at the rate of 6.800% per annum on May 1 of each year to holders of record at the close of business on the immediately preceding April 15 and on November 1 of each year to holders of record at the close of business on the immediately preceding October 15. The first interest payment date on the Exchange 6.800% Notes due 2029 is May 1, 2027. Interest on the Exchange 6.800% Notes due 2029 will accrue from November 1, 2026.

The Exchange 8.375% Notes due 2029 initially will be limited to up to $3,595,000 aggregate principal amount and have a maturity date of October 1, 2029. We will pay interest on the Exchange 8.375% Notes due 2029 at the rate of 8.375% per annum on April 1 of each year to holders of record at the close of business on the immediately preceding March 15 and on October 1 of each year to holders of record at the close of business on the immediately preceding September 15. The first interest payment date on the Exchange 8.375% Notes due 2029 is April 1, 2027. Interest on the Exchange 8.375% Notes due 2029 will accrue from October 1, 2026.

The Exchange 8.000% Notes due 2029 initially will be limited to up to $4,875,000 aggregate principal amount and have a maturity date of October 15, 2029. We will pay interest on the Exchange 8.000% Notes due

2029 at the rate of 8.000% per annum on April 15 of each year to holders of record at the close of business on the immediately preceding April 1 and on October 15 of each year to holders of record at the close of business on the immediately preceding October 1. The first interest payment date on the Exchange 8.000% Notes due 2029 is April 15, 2027. Interest on the Exchange 8.000% Notes due 2029 will accrue from October 15, 2026.

The Exchange 7.850% Notes due 2029 initially will be limited to up to $11,770,000 aggregate principal amount and have a maturity date of November 15, 2029. We will pay interest on the Exchange 7.850% Notes due 2029 at the rate of 7.850% per annum on May 15 of each year to holders of record at the close of business on the immediately preceding May 1 and on November 15 of each year to holders of record at the close of business on the immediately preceding November 1. The first interest payment date on the Exchange 7.850% Notes due 2029 is May 15, 2027. Interest on the Exchange 7.850% Notes due 2029 will accrue from November 15, 2026.

The Exchange 7.875% Notes due 2029 initially will be limited to up to $69,235,000 aggregate principal amount and have a maturity date of November 15, 2029. We will pay interest on the Exchange 7.875% Notes due 2029 at the rate of 7.875% per annum on May 15 of each year to holders of record at the close of business on the immediately preceding May 1 and on November 15 of each year to holders of record at the close of business on the immediately preceding November 1. The first interest payment date on the Exchange 7.875% Notes due 2029 is May 15, 2027. Interest on the Exchange 7.875% Notes due 2029 will accrue from November 15, 2026.

The Exchange 8.300% Notes due 2031 initially will be limited to up to $6,346,000 aggregate principal amount and have a maturity date of August 1, 2031. We will pay interest on the Exchange 8.300% Notes due 2031 at the rate of 8.300% per annum on February 1 of each year to holders of record at the close of business on the immediately preceding January 15 and on August 1 of each year to holders of record at the close of business on the immediately preceding July 15. The first interest payment date on the Exchange 8.300% Notes due 2031 is February 1, 2027. Interest on the Exchange 8.300% Notes due 2031 will accrue from August 1, 2026.

The Exchange 8.625% Notes due 2031 initially will be limited to up to $2,045,000 aggregate principal amount and have a maturity date of October 15, 2031. We will pay interest on the Exchange 8.625% Notes due 2031 at the rate of 8.625% per annum on April 15 of each year to holders of record at the close of business on the immediately preceding April 1 and on October 15 of each year to holders of record at the close of business on the immediately preceding October 1. The first interest payment date on the Exchange 8.625% Notes due 2031 is April 15, 2027. Interest on the Exchange 8.625% Notes due 2031 will accrue from October 15, 2026.

The Exchange 7.875% Notes due 2032 initially will be limited to up to $32,064,000 aggregate principal amount and have a maturity date of July 1, 2032. We will pay interest on the Exchange 7.875% Notes due 2032 at the rate of 7.875% per annum on January 1 of each year to holders of record at the close of business on the immediately preceding December 15 and on July 1 of each year to holders of record at the close of business on the immediately preceding June 15. The first interest payment date on the Exchange 7.875% Notes due 2032 is January 1, 2027. Interest on the Exchange 7.875% Notes due 2032 will accrue from July 1, 2026.

The Exchange 5.125% Notes due 2033 initially will be limited to up to $19,555,000 aggregate principal amount and have a maturity date of June 15, 2033. We will pay interest on the Exchange 5.125% Notes due 2033 at the rate of 5.125% per annum on June 15 of each year to holders of record at the close of business on the immediately preceding June 1 and on December 15 of each year to holders of record at the close of business on the immediately preceding December 1. The first interest payment date on the Exchange 5.125% Notes due 2033 is June 15, 2027. Interest on the Exchange 5.125% Notes due 2033 will accrue from December 15, 2026. Holders of record of the Original 5.125% Notes due 2033 at the close of business on December 1, 2026 will receive the interest payment due on December 15, 2026 on such Original Notes as described under “The Exchange Offers—Interest Payment on the Original 5.125% Notes due 2033.

If interest or principal on the Exchange Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, we will make the payment on such Exchange Notes on the next succeeding business day, and no interest will accrue as a result of the delay in payment. Interest on the Exchange Notes will accrue on the basis of a 360-day year consisting of 12 months of 30 days.

Additional Notes of the Same Series

We may issue additional debt securities under the Indenture having the same terms in all respects as any series of the Exchange Notes offered hereby.

Form and Denomination

The Exchange Notes will be issued only in book-entry form, which means that each series of Exchange Notes will be represented by one or more permanent global securities registered in the name of DTC, or its nominee.

DTC will keep a computerized record of its participants (for example, your broker) whose clients have purchased any series of Exchange Notes. Each participant will then keep a record of its clients who purchased the Exchange Notes. A global security may not be transferred, except that DTC, its nominees and their successors may transfer an entire global security to one another.

We will wire principal and interest payments to DTC’s nominee. We and the Trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, neither we nor the Trustee will have any direct responsibility or liability to pay amounts due on any series of Exchange Notes to owners of beneficial interests in the global securities.

Under book-entry only form, we will not issue physical certificates representing beneficial interests in the global securities to individual holders of any series of Exchange Notes. Beneficial interests in global securities will be shown on, and transfers of global securities will be made only through, records maintained by DTC and its participants. Exchange Notes of each series represented by a global security will be exchangeable for Exchange Notes of the applicable series in certificated form with the same terms in authorized denominations only if:

•	DTC notifies us that it is unwilling or unable to continue as depository;

•	DTC ceases to be a clearing agency registered under applicable law and a successor depository is not appointed by us within 90 days; or

•	we instruct the Trustee that the global security is exchangeable for debt securities in certificated form.

You may hold interests in the Exchange Notes directly through DTC, Euroclear Bank, SA/NV, commonly known as Euroclear, or Clearstream Banking, société anonyme, Luxembourg, commonly known as Clearstream, if you are a participant in any of these clearing systems, or indirectly through organizations which are participants in these systems. Links have been established among DTC, Clearstream and Euroclear to facilitate the issuance of the Exchange Notes and cross-market transfers of the Exchange Notes associated with secondary market trading. DTC is linked indirectly to Clearstream and Euroclear through the depositary accounts of their respective U.S. depositaries.

Beneficial interests in the Exchange Notes may be held in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Exchange Notes in book-entry form that can be exchanged for certificated notes under the circumstances described above will be exchanged only for certificated notes issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Redemption

We may not redeem the Exchange 6.860% Notes due 2028, Exchange 6.730% Notes due 2028, Exchange 8.375% Notes due 2029, Exchange 8.000% Notes due 2029, Exchange 7.850% Notes due 2029, Exchange 7.875% Notes due 2029, Exchange 8.300% Notes due 2031 and Exchange 8.625% Notes due 2031 prior to the applicable date of maturity of such Exchange Notes (each, as applicable, the “Maturity Date”).

We have the option to redeem the Exchange 6.800% Notes due 2029, Exchange 7.875% Notes due 2032 and Exchange 5.125% Notes due 2033 on not less than 10 nor more than 60 days’ notice, in whole or in part, at any time and from time to time prior to the applicable Maturity Date, at a redemption price equal to the greater of:

(1)

the sum of the present values of the remaining scheduled payments of principal and interest on such series of Exchange Notes being redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points for the Exchange 6.800% Notes due 2029, 30 basis points for the Exchange 7.875% Notes due 2032 and 30 basis points for the Exchange 5.125% Notes due 2033; and

(2)	100% of the principal amount of such series of Exchange Notes being redeemed;

plus, in either case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the date of redemption.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Maturity Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Maturity Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Maturity Date, as applicable. If there is no United States Treasury security maturing on the Maturity Date but there are two or more United States Treasury securities with a maturity date equally distant from the Maturity Date, one with a maturity date preceding the Maturity Date and one with a maturity date following the Maturity Date, we shall select the United States Treasury security with a maturity date preceding the Maturity Date. If there are two or more United States Treasury securities maturing on the Maturity Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time, on the calculation date. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, on the calculation date of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

In addition, we may, at any time, purchase all or some of the Exchange Notes by tender, in the open market or by private agreement, subject to applicable law.

Liens on Assets

The Exchange Notes will not be secured. However, if at any time we mortgage, pledge or subject to any lien any of our property or assets, the Indenture requires us to secure the outstanding debt securities issued under the Indenture, including the Exchange Notes, equally and ratably with the debt or obligations secured by such mortgage, pledge or lien for as long as such debt or obligations remain secured. Exceptions to this requirement include the following:

•	purchase-money mortgages or liens;

•	liens on any property or asset that existed at the time when we acquired that property or asset;

•	any deposit or pledge to secure public or statutory obligations;

•

any deposit or pledge with any governmental agency required to qualify us to conduct any part of our business, to entitle us to maintain self-insurance or to obtain the benefits of any law relating to workmen’s compensation, unemployment insurance, old age pensions or other social security; or

•	any deposit or pledge with any court, board, commission or governmental agency as security for the proper conduct of any proceeding before it.

The Indenture does not prevent any of our affiliates from mortgaging, pledging or subjecting to any lien, any property or asset, even if the affiliate acquired that property or asset from us.

We may issue or assume an unlimited amount of debt under the Indenture. As a result, the Indenture does not prevent us from significantly increasing our unsecured debt levels, which may negatively affect the resale of the Exchange Notes.

Consolidation, Merger or Sale

The Indenture provides that we may not merge with another company or sell, transfer or lease all or substantially all of our property to another company unless:

•	the successor corporation expressly assumes:

•	payment of principal, interest and any premium on the debt securities issued under the Indenture; and

•	performance and observance of all covenants and conditions in the Indenture;

•	after giving effect to the transaction, there is no default under the Indenture;

•	we have delivered to the Trustee an officers’ certificate and opinion of counsel stating that such transaction complies with the conditions set forth in the Indenture; and

•

if as a result of the transaction, our property would become subject to a lien that would not be permitted by the asset lien restriction, we secure the Exchange Notes equally and ratably with, or prior to, all indebtedness secured by that lien.

Events of Default

An “event of default” means, for any series of debt securities issued under the Indenture, any of the following:

•	failure to pay interest on that series of debt securities for 90 days after payment is due;

•	failure to pay principal or any premium on that series of debt securities when due;

•	failure to perform any other covenant relating to that series of debt securities for 90 days after notice to us;

•	certain events of bankruptcy, insolvency and reorganization; and

•	any other event of default provided for in the supplement to the Indenture, board resolution or officers’ certificate designating the specific terms of such series of debt securities.

An event of default for a particular series of debt securities issued under the Indenture does not necessarily impact any other series of debt securities issued under the Indenture. If an event of default for any series of debt securities issued under the Indenture occurs and continues, the Trustee or the holders of at least 25% of the outstanding principal amount of the debt securities of such series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the outstanding principal amount of the debt securities of that series can rescind the declaration if there has been deposited with the Trustee a sum sufficient to pay all matured installments of interest, principal and any premium.

The holders of more than 50% of the outstanding principal amount of any series of the debt securities issued under the Indenture may, on behalf of the holders of all of the debt securities of that series, control any proceedings resulting from an event of default or waive any past default except a default in the payment of principal, interest or any premium. We are required to file an annual certificate with the Trustee stating whether we are in compliance with all of the conditions and covenants under the Indenture.

Changes to the Indenture

The Indenture may be changed with the consent of holders owning more than 50% of the principal amount of the outstanding debt securities of each series affected by the change. However, we may not change your principal or interest payment terms or the percentage required to change other terms of the Indenture, without your consent and the consent of others similarly affected. We may enter into supplemental indentures for other specified purposes, including the creation of any new series of debt securities, without the consent of any holder of debt securities.

Concerning the Trustee

Within 90 days after a default occurs with respect to a particular series of debt securities, the Trustee must notify the holders of the debt securities of such series of all defaults actually known to the Trustee if we have not remedied them (default is defined to mean any event which is, or after notice or lapse of time or both would become, an event of default with respect to such series of debt securities as specified above under “—Events of Default”). If a default described above in the third bullet point under “—Events of Default” occurs, the Trustee will not give notice to the holders of the series until at least 60 days after the occurrence of that default. The Trustee may withhold notice to the holders of the debt securities of any default (except in the payment of principal, interest or any premium) if it in good faith believes that withholding this notice is in the interest of the holders. The Trustee will not be deemed to have knowledge of any default or event of default with respect to any series of debt securities unless a responsible officer has actual knowledge thereof or has received written notice referencing the applicable series and the Indenture.

Prior to an event of default, the Trustee is required to perform only the specific duties stated in the Indenture, and after an event of default, must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The Trustee is not required to take any action permitted by the Indenture at the request of holders of the debt securities, unless those holders protect the Trustee against costs, expenses and liabilities. The Trustee is not required to spend its own funds or become financially liable when performing its duties if it reasonably believes that it will not be adequately protected financially.

The Trustee and its affiliates have commercial banking relationships with us and some of our affiliates and serves as trustee or paying agent under indentures relating to debt securities issued by us and some of our affiliates.

Paying Agent and Registrar

The Trustee will initially act as paying agent and registrar. We may change the paying agent or registrar without prior notice to the holders of the Exchange Notes, and we may act as paying agent or registrar, although we currently have no plans to do so.

Defeasance

The Indenture permits us to discharge or defease certain of our obligations on any series of debt securities at any time. We may defease such obligations relating to a series of debt securities by depositing with the Trustee sufficient cash or government securities to pay all sums due on that series of debt securities.

Governing Law

The Indenture is, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

CLEARING AND SETTLEMENT

Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Clearstream and Euroclear described below are provided solely as a matter of convenience. These operations and procedures are solely within the control of these settlement systems and are subject to change by them from time to time. Neither we, the Trustee, nor any paying agent takes any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The clearing systems have advised us as follows:

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act. DTC holds securities that its participants, known as DTC participants, deposit with DTC. DTC also facilitates the settlement among DTC participants of sales and other securities transactions in deposited securities, through computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

DTC’s book-entry system is also used by other organizations such as U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules that apply to DTC and its participants are on file with the SEC.

Upon receipt of any payment of principal or interest, DTC will credit DTC participants’ accounts on the payment date according to such participants’ respective holdings of beneficial interests in the Global Notes as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting rights to DTC participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by DTC participants to owners of beneficial interests in the Global Notes, and voting by DTC participants, will be governed by standing instructions and customary practices between the DTC participants and owners of beneficial interests, as is the case with securities held for the accounts of customers registered in “street name.” However, these payments will be the responsibility of the DTC participants and not of DTC, the Trustee, the Exchange Agent, any paying agent, if applicable, or us.

Clearstream

Clearstream is a société anonyme incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, known as Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

Distributions with respect to interests in the Global Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for its participants, known as Euroclear participants, and to clear and settle transactions between Euroclear participants and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear Holding SA, a societe anonyme incorporated in Belgium, and operated through a license agreement by Euroclear Bank SA/NV, known as the Euroclear operator. The Euroclear operator provides Euroclear participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing and related services. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is a Belgian bank regulated by the Belgian Financial Services and Markets Authority and is overseen as the operator of a securities settlement system by the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear, any supplementary terms and conditions, the related Operating Procedures of the Euroclear System, other applicable Euroclear documentation and applicable Belgian law, collectively referred to as the “terms and conditions.” The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to Global Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the terms and conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

We expect that the Exchange Notes will trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Exchange Notes will, therefore, be required by DTC to be settled in same-day funds. Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the applicable European international clearing system by its U.S. depositary; however, these cross-market transactions will require delivery of instructions to such European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The European international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for settlement in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary for Clearstream or Euroclear.

Because of time-zone differences, credits of Global Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the Global Notes settled during this processing will be reported to the Clearstream or Euroclear participants on the same business day. Cash received in Clearstream or Euroclear as a result of sales of the Global Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear are expected to follow these procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, Clearstream and Euroclear, they will be under no obligation to perform or continue to perform these procedures, and these procedures may be changed or discontinued at any time by any of them. Neither we, the Trustee, the Exchange Agent nor any paying agent, if applicable, will have any responsibility for the performance of DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences to you if you exchange Original Notes for Exchange Notes pursuant to the Exchange Offers. This summary is limited to considerations for exchanging holders of Original Notes that have held the Original Notes, and will hold the Exchange Notes, as capital assets, and that acquire Exchange Notes pursuant to the Exchange Offers. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular beneficial owner of Original Notes or to beneficial owners of Original Notes that may be subject to special tax rules, including a bank, a tax-exempt entity, an insurance company, a dealer in securities or currencies, a trader in securities electing to mark to market, an entity taxed as a partnership or partners therein, a “controlled foreign corporation” or “passive foreign investment company,” an individual or an entity taxed as an individual, a non-resident alien individual present in the United States for 183 days or more during the taxable year, a person that holds Original Notes or will hold Exchange Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, or a U.S. holder (as defined below) that has a “functional currency” other than the U.S. dollar. In addition, this summary does not address the Medicare tax on net investment income, alternative minimum tax consequences, consequences arising under the special timing rules prescribed under section 451(b) of the Internal Revenue Code, or any state, local, or non-U.S. tax considerations. You should consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. income and other tax consequences of the ownership and disposition of the Notes.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (the “IRS”) and judicial decisions, all of which are subject to change, possibly with retroactive effect.

For purposes of this discussion, you are a “U.S. holder” if you are a beneficial owner of Notes that is a citizen or resident of the United States or a domestic corporation or otherwise subject to U.S. federal income tax on a net income basis in respect of the Original Notes. You are a “Non-U.S. holder” if you are a beneficial owner of Notes that is not a U.S. holder.

Tax Consequences to Holders Who Participate in the Exchange Offers

An exchange of Original Notes of the applicable series for the corresponding series of Exchange Notes will not be a taxable event for U.S. federal income tax purposes. Your initial tax basis in the Exchange Notes will equal your tax basis in the Original Notes, and your holding period for the Exchange Notes will include your holding period for the Original Notes.

Tax Consequences to U.S. Holders of Holding and Disposing of the Exchange Notes

Payments of Interest

If you are a U.S. holder, payments of stated interest on the Notes will be taxable to you as ordinary interest income at the time that such payments are accrued or are received, in accordance with your method of tax accounting.

Amortizable Bond Premium

If your initial tax basis in a Note exceeds the stated principal amount of your Note, then you will be considered to have amortizable bond premium equal to such excess. You may elect to amortize this premium using a constant yield method over the term of the Note. If you elect to amortize bond premium, you may offset each interest payment on the Note by the portion of the bond premium allocable to the payment and must reduce your tax basis in the Note by the amount of the premium so amortized. The tax treatment of any Original Notes acquired at a premium will not change as a result of the Exchange Offers, and the Exchange Notes for which such Original Notes are exchanged will be subject to the rules described in this paragraph.

Market Discount

If your initial tax basis in a Note is less than the stated principal amount of the Note (subject to a de minimis exception), then you will be treated as having acquired that Note at a market discount. You are required to treat any gain on the sale, exchange, retirement or other taxable disposition of a Note as ordinary income to the extent of any accrued market discount on the Note at the time of the disposition, unless you have previously included such market discount in income pursuant to an election by you to include the market discount in income as it accrues. If you dispose of a Note in certain nontaxable transactions, a portion, and potentially all, accrued market discount will be includible as ordinary income to you as if you had sold the Note in a taxable transaction at its fair market value at the time of such disposition. The tax treatment of any Original Notes acquired with market discount will not change as a result of the Exchange Offers, and the Exchange Notes for which such Original Notes are exchanged will be subject to the rules described in this paragraph.

Sale, Exchange, Redemption or Other Disposition of the Exchange Notes

Except as described above with respect to accrued market discount, upon the disposition of an Exchange Note by sale, exchange, redemption or otherwise, you generally will recognize capital gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest not previously recognized as income, which will be taxed as such) and (ii) your adjusted tax basis in the Exchange Note. Your adjusted tax basis in an Exchange Note will equal your tax basis in the Original Note you exchanged for the Exchange Note, increased by market discount, if any, taken into account by you and reduced by any amortizable bond premium previously amortized by you, and any cash payments previously made on the Exchange Note other than stated interest on the Exchange Note. Any capital gain or loss will be long-term capital gain or loss if you hold the Exchange Notes for more than one year. Certain non-corporate U.S. holders are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Issue Price of the Exchange Notes

Since an exchange of Original Notes for Exchange Notes is not a taxable event for U.S. federal income tax purposes, the adjusted issue price of the Exchange Notes will equal the adjusted issue price of the Original Notes.

Tax Consequences to Non-U.S. Holders of Holding and Disposing of the Exchange Notes

Except in the circumstances described below under “—Backup Withholding and Information Reporting” and “—FATCA Withholding,” if you are a Non-U.S. holder, you will generally not be subject to U.S. federal income tax on any gain on the sale, exchange or other taxable disposition of Exchange Notes, and payments of interest on the Exchange Notes will be treated as ordinary interest income and will generally not be subject to tax provided that (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (ii) you are not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership and (iii) you provide a statement signed under penalties of perjury that includes your name and address and certifies that you are a Non-U.S. holder in compliance with applicable requirements, generally made, under current procedures, on IRS Form W-8BEN or W-8BEN-E (or satisfy certain documentary evidence requirements for establishing that you are a Non-U.S. holder).

Backup Withholding and Information Reporting

If you are a U.S. holder that is not a corporation or other exempt recipient, information returns will be filed with the IRS in connection with payments on the Exchange Notes made to you. You generally will not be subject to U.S. backup withholding tax in connection with the Exchange Offers, or on payments on the Exchange Notes, if you provide a correct taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules. You may also be subject to information reporting and backup withholding requirements with respect to the proceeds from a sale or other taxable disposition of the Exchange Notes. Non-U.S. holders may be required to comply with applicable certification procedures to establish that they are Non-U.S. holders in order to avoid the application of information reporting requirements and backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

FATCA Withholding

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of the Exchange Notes will generally be subject to 30% U.S. withholding tax on interest payments made on the Exchange Notes if the holder is not FATCA compliant, or holds its Exchange Notes through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation containing information about its identity (usually an IRS Form W-8BEN or W-8BEN-E), its FATCA status, and if required, its direct and indirect U.S. owners. The adoption of, or implementation of, an intergovernmental agreement between the United States and an applicable foreign country, or U.S. Treasury regulations, may modify these requirements. You should consult your own tax advisor on how these rules may apply to your investment in the Exchange Notes.

PLAN OF DISTRIBUTION

Based on existing interpretations of the Securities Act by the SEC staff set forth in several no-action letters to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), and subject to the immediately following sentence, we believe Exchange Notes issued under the Exchange Offers in exchange for Original Notes may be offered for resale, resold and otherwise transferred by the holders thereof (other than holders that are broker-dealers) without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Original Notes that intends to participate in the Exchange Offers for the purpose of distributing the Exchange Notes or that is an affiliate of ours that does not comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes, or any broker-dealer that purchased any of the Original Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the SEC staff set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in the Exchange Offers, and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the date this registration statement is declared effective and ending on the close of business 90 days after such date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until January 31, 2027 (90 days after the date of this prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the date this registration statement is declared effective, we shall promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offers other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

EXPERTS

The consolidated financial statements of Verizon Communications Inc. (Verizon) appearing in its Annual Report (Form 10-K) for the year ended December 31, 2025, and the effectiveness of Verizon’s internal control over financial reporting as of December 31, 2025 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

William L. Horton, Jr., Senior Vice President, Deputy General Counsel and Corporate Secretary of Verizon, is passing upon the validity of the Exchange Notes for us. As of October 1, 2026, Mr. Horton beneficially owned, or had the right to acquire, an aggregate of less than 0.01% of the shares of Verizon common stock.

Verizon Communications Inc.

Offers to Exchange

the Notes Set Forth Below that have been registered under the

Securities Act of 1933, as amended (the “Securities Act”)

For Any and All Outstanding Original Notes Set Forth Opposite the Corresponding Exchange Notes

Exchange Notes	Original Notes
$2,903,000 6.860% Notes due 2028 (CUSIP No. 92343VJB1)	$2,903,000 6.860% Notes due 2028 (CUSIP Nos. 92343VHQ0 and U9221ACS5)
$8,403,000 6.730% Notes due 2028 (CUSIP No. 92343VJC9)	$8,403,000 6.730% Notes due 2028 (CUSIP Nos. 92343VHR8 and U9221ACT3)
$600,000 6.800% Notes due 2029 (CUSIP No. 92343VEK6)	$600,000 6.800% Notes due 2029 (CUSIP Nos. 92343VHS6 and U9221ACU0)
$3,595,000 8.375% Notes due 2029 (CUSIP No. 92343VJD7)	$3,595,000 8.375% Notes due 2029 (CUSIP Nos. 92343VHT4 and U9221ACV8)
$4,875,000 8.000% Notes due 2029 (CUSIP No. 92343VJE5)	$4,875,000 8.000% Notes due 2029 (CUSIP Nos. 92343VHU1 and U9221ACW6)
$11,770,000 7.850% Notes due 2029 (CUSIP No. 92343VJF2)	$11,770,000 7.850% Notes due 2029 (CUSIP Nos. 92343VHV9 and U9221ACX4)
$69,235,000 7.875% Notes due 2029 (CUSIP No. 92343VJG0)	$69,235,000 7.875% Notes due 2029 (CUSIP Nos. 92343VHW7 and U9221ACY2)
$6,346,000 8.300% Notes due 2031 (CUSIP No. 92343VJH8)	$6,346,000 8.300% Notes due 2031 (CUSIP Nos. 92343VHX5 and U9221ACZ9)
$2,045,000 8.625% Notes due 2031 (CUSIP No. 92343VJJ4)	$2,045,000 8.625% Notes due 2031 (CUSIP Nos. 92343VHY3 and U9221ADA3)
$32,064,000 7.875% Notes due 2032 (CUSIP No. 92343VEM2)	$32,064,000 7.875% Notes due 2032 (CUSIP Nos. 92343VHZ0 and U9221ADB1)
$19,555,000 5.125% Notes due 2033 (CUSIP No. 92343VJK1)	$19,555,000 5.125% Notes due 2033 (CUSIP Nos. 92343VJA3 and U9221ADC9)

PROSPECTUS

The Exchange Agent for the Exchange Offers is:

U.S. Bank Trust Company, National Association

By Mail:	By Hand or Overnight Courier:	For Information or Confirmation by Email or Telephone:

U.S. Bank Trust Company, National Association Attn: Specialized Finance 60 Livingston Ave—EP-MN-WS2N St. Paul, MN 55107-2292	U.S. Bank Trust Company, National Association Attn: Specialized Finance 111 Fillmore Ave E St. Paul, MN 55107-1402	1-800-934-6802 cts.specfinance@usbank.com

Requests for additional copies of this prospectus and the letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Beneficial owners also may contact their custodian for assistance concerning the Exchange Offers.

November 2, 2026